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                           PULSEPOINT COMMUNICATIONS

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held On August 26, 1999

         THIS PROXY IS SOLICITED BY THE PULSEPOINT BOARD OF DIRECTORS.

   The undersigned shareholder of PulsePoint Communications hereby appoints Mark C. Ozur and B. Robert Suh, or either of them, to represent the undersigned at the special meeting of PulsePoint shareholders to be held on August 26, 1999, at 10:00 a.m. (Pacific time), at 6307 Carpinteria Avenue, Carpinteria, California, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

   When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the merger proposal and in the discretion of the proxy holder as to any other matter that may properly come before the special meeting of shareholders or any adjournments or postponements thereof.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER.

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1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of
   June 14, 1999 among Unisys Corporation, Shellco Inc. and PulsePoint Communications pursuant to which Shellco Inc., a wholly owned subsidiary of Unisys Corporation, will be merged into PulsePoint Communications and the transactions contemplated thereby. After the merger PulsePoint will be a subsidiary of Unisys.

                [_] FOR         [_] AGAINST         [_] ABSTAIN
                                           The undersigned acknowledges
                                           receipt of the notice of the
                                           PulsePoint special shareholder
                                           meeting and the Proxy
                                           Statement/Prospectus relating to
                                           the PulsePoint special meeting.

                                           Dated: _______________________, 1999

                                           ____________________________________
                                             Number of Shares of Common Stock

                                           ____________________________________
                                           Signature (and title if applicable)

                                           ____________________________________
                                               Signature (if held jointly)

                                           Please sign your name exactly as it
                                           appears on your stock certificate.
                                           When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           a corporation, please sign in full
                                           corporate name by the President or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.